SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     Penn Engineering & Manufacturing Corp.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:
      .......................................................
   2) Aggregate number of securities to which transaction applies:
      .......................................................
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      .......................................................
   4) Proposed maximum aggregate value of transaction:
      .......................................................
   5) Total fee paid:
      ......................................................

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid: ______________________________________
   2) Form, Schedule or Registration Statement No.: ________________
   3) Filing Party:_________________________________________________
   4) Date Filed: __________________________________________________

                     PENN ENGINEERING & MANUFACTURING CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 22, 1996

TO THE STOCKHOLDERS OF PENN ENGINEERING & MANUFACTURING CORP.:

     The Annual Meeting of Stockholders of Penn Engineering & Manufacturing Corp. (hereinafter called the 'Company') will be held on Wednesday, May 22, 1996 at 2:00 p.m., local time, at the offices of the Company, Plant #2, Old Easton Road, Danboro, Pennsylvania 18916, for the following purposes:

          1. To elect three Class B Directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 1999 and until their successors are duly elected;

          2. To elect one Class A Director of the Company to hold office until the Annual Meeting of Stockholders to be held in 1998 and until his successor is duly elected;

          3. To consider and vote upon a proposal to elect Deloitte & Touche LLP as auditors for the Company for its 1996 fiscal year;

          4. To consider and vote upon a proposal to amend and restate Article IV of the Company's Certificate of Incorporation (the 'Amendment') to (i) reclassify the Company's existing Common Stock as Class A Common Stock,
     (ii) authorize a new class of non-voting common stock designated as Common Stock, (iii) increase the number of authorized shares of capital stock from 3,000,000 shares to 23,000,000 shares, consisting of 20,000,000 shares of Common Stock and 3,000,000 shares of Class A Common Stock and (iv) establish the rights, powers, and limitations of the Common Stock and the Class A Common Stock, all as more specifically described in this Proxy Statement;

          5. To consider and vote upon the adoption of the Company's 1996 Equity Incentive Plan;

          6. To consider and vote upon the adoption of the Company's 1996 Employee Stock Purchase Plan; and

          7. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement, or continuation thereof.

     The Board of Directors has fixed the close of business on April 15, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report for 1995 is being mailed with this Notice.

     If you do not expect to attend the Annual Meeting in person, please fill in, sign, date, and return the enclosed form of proxy in the enclosed envelope to Chemical Mellon Shareholder Services, L.L.C.

                                          By Order of the Board of Directors,
                                          Kenneth A. Swanstrom
                                          Chairman of the Board

Date: April 29, 1996

                     PENN ENGINEERING & MANUFACTURING CORP.

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about April 29, 1996, are furnished in connection with the solicitation by the Board of Directors of Penn Engineering & Manufacturing Corp. (the 'Company') of proxies to be voted at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held on Wednesday, May 22, 1996 at 2:00 p.m., local time, and at any adjournment, postponement or continuation thereof, at Plant #2, Old Easton Road, Danboro, Pennsylvania 18916. The Company's principal executive offices are located at Plant #1, Old Easton Road, Danboro, Pennsylvania 18916.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for Class B Director named below, for the election of the nominee for Class A Director named below, and in favor of the proposals referred to in the Notice of Annual Meeting. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will reimburse brokers, nominees, fiduciaries and custodians, and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     Only holders of Common Stock of record at the close of business on April 15, 1996 will be entitled to notice of and to vote at the Annual Meeting. As of April 15, 1996, the Company had outstanding 1,707,082 shares of Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors.

     As of April 15, 1996, certain stockholders listed in the table herein under 'Beneficial Ownership of Common Stock -- Principal Beneficial Owners of Common Stock' beneficially owned in the aggregate 894,890 shares, or approximately 52.4%, of the Company's outstanding Common Stock. Such stockholders have advised the Company that they will vote their shares for the election of Kenneth A. Swanstrom, Lewis W. Hull and Mark W. Simon as Class B Directors, for the election of Frank S. Hermance as a Class A Director, for the election of Deloitte & Touche LLP as the Company's auditors for 1996, for the adoption of the Amendment to the Company's Certificate of Incorporation, for the adoption of the Company's 1996 Equity Incentive Plan, and for the adoption of the Company's 1996 Employee Stock Purchase Plan. Accordingly, Messrs. Swanstrom, Hull and Simon will be elected as Class B Directors, Mr. Hermance will be elected as a Class A Director, Deloitte & Touche LLP will be elected as auditors for the Company for 1996, the Amendment to the Company's Certificate of Incorporation will be approved, the proposal to adopt the Company's 1996 Equity Incentive Plan will be approved, and the proposal to adopt the Company's 1996 Employee Stock Purchase Plan will be approved regardless of the votes of the Company's stockholders other than those listed in such table.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     The following table sets forth, as of April 15, 1996, the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                                SHARES OF
                                                                               COMMON STOCK        PERCENT OF
                                                                               BENEFICIALLY       OUTSTANDING
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                                          OWNED(1)         COMMON STOCK
- -------------------------------------------------------------------------      ------------       ------------
5% HOLDERS:
Kenneth A. Swanstrom
P.O. Box 1000
Danboro, PA 18916

  Individually (2)                                                                244,641             14.3%

  Trust under the Will of Gladys Swanstrom (3)                                     62,975              3.7%

  Trusts Under the Will of Klas A. Swanstrom (3)                                   98,472              5.8%

Daryl L. Swanstrom
P.O. Box 2249
Peachtree City, GA 30269

  Individually (4)                                                                182,359             10.7%

  Trust Under Item Fourth of the Will of                                           54,240              3.2%
       Lawrence W. Swanstrom (5)

  Trust Under Item Fifth of the Will of                                           138,883              8.1%
       Lawrence W. Swanstrom (5)

Thomas M. Hyndman, Jr. (6)
c/o Duane, Morris & Heckscher
4200 One Liberty Place
Philadelphia, PA 19103-7396

  Individually                                                                        570                *

  Trust under the Will of Gladys Swanstrom (3)                                     62,975              3.7%

  Trusts Under the Will of Klas A. Swanstrom (3)                                   98,472              5.8%

  Trust Under Item Fourth of the Will of                                           54,240              3.2%
       Lawrence W. Swanstrom (5)

  Trust Under Item Fifth of the Will of                                           138,883              8.1%
       Lawrence W. Swanstrom (5)

  Trust and Deed of Klas A. Swanstrom dated 6/12/73 (7)                            57,750              3.4%

First Union Corporation of New Jersey (8)                                         114,455              6.7%
550 Broad Street
Newark, NJ 07102

Quest Advisory Corp. (9)                                                          174,850             10.2%
Quest Management Company
1414 Avenue of the Americas
New York, NY 10019

Lazard Freres & Co. (10)                                                          116,000              6.8%
30 Rockfeller Plaza
New York, NY 10020

                                                                                SHARES OF
                                                                               COMMON STOCK        PERCENT OF
                                                                               BENEFICIALLY       OUTSTANDING
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                                          OWNED(1)         COMMON STOCK
- -------------------------------------------------------------------------      ------------       ------------
Dimensional Fund Advisors Inc. (11)                                                86,300              5.1%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Directors (12):
Willard S. Boothby, Jr.                                                               400                *
Frank S. Hermance                                                                      --                *
Lewis W. Hull                                                                       1,000                *
Maurice D. Oaks                                                                        --                *
Mark W. Simon                                                                         100                *

Executive Officers (13):
Richard B. Ernest                                                                   5,230(14)            *
Martin Bidart                                                                         100(15)            *
Raymond L. Bievenour                                                                  100                *

All Executive Officers and Directors as a Group (13 persons)                      902,820             52.9%

- ------------------
  *  Less than 1%.

 (1) Under the rules of the Securities and Exchange Commission (the 'Commission'), a person is deemed to be the beneficial owner of securities if such person has, or shares, 'voting power' which includes the power to vote, or to direct the voting of, such securities or 'investment power' which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the above-named persons individually or together share voting power or investment power adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the beneficial ownership of such persons.

 (2) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Common Stock which Kenneth A. Swanstrom could be deemed to have is 406,088 shares, or 23.8%. Mr. Swanstrom has sole voting and dispositive power with respect to 240,174 shares, of which 3,767 shares are owned by Mr. Swanstrom's wife and 700 shares are owned by their daughters. Mr. Swanstrom disclaims beneficial ownership of the shares held by his wife and their daughters. Mr. Swanstrom has shared voting and dispositive power with respect to 62,975 shares held by the Trust under the Will of Gladys Swanstrom and 98,472 shares held by the Trusts under the Will of Klas A. Swanstrom.

 (3) The Trustees are Kenneth A. Swanstom, Thomas M. Hyndman, Jr., and PNC Bank.

 (4) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Common Stock which Daryl L. Swanstrom could be deemed to have is 375,482 shares, or 22.0%. Of this total, Mrs. Swanstrom has sole voting and dispositive power with respect to 182,359 shares and shared voting and dispositive power with respect to 54,240 shares held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom and 138,883 shares held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom. Pursuant to an agreement between Mrs. Swanstrom and the Company, which expires December 31, 2006, Mrs. Swanstrom has agreed not to sell or otherwise transfer or dispose of any shares of the Company's Common Stock owned by her or that she may acquire without first offering to sell such shares to the Company. The price upon exercise of the Company's option to purchase such shares is the higher of the market price of such shares on the day prior to the day such shares are offered to the Company or the price offered by a third party for such shares.

 (5) The Trustees are Daryl L. Swanstrom, Thomas M. Hyndman, Jr., and NationsBank of Georgia, N.A.

 (6) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Common Stock which Thomas M. Hyndman, Jr., could be deemed to have is 412,890 shares, or 24.2%. Of these shares, Mr. Hyndman has sole voting and dispositive power with respect to 570 shares and shared voting and dispositive power with respect to the 54,240 shares held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom, 138,883 shares held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom, 62,975 shares held by the Trust under the Will of Gladys Swanstrom, 57,750 shares held by the Trust under Deed of Klas A. Swanstrom dated 6/12/73, and 98,472 shares held by the Trusts under the Will of Klas
     A. Swanstrom.

 (7) The Trustees are Thomas M. Hyndman, Jr. and First Union Corporation of New Jersey.

 (8) Under the rules of the Commission, the maximum beneficial ownership of the Company's Common Stock which First Union Corporation of New Jersey could be deemed to have is 114,455 shares, or 6.7%, of the Company's outstanding Common Stock, of which 57,750 shares are held by the Trust under Deed of Klas A. Swanstrom dated 6/12/73 with voting power shared with Thomas M. Hyndman, Jr., 38,500 shares are held by the Trust under Deed of Klas A. Swanstrom dated 9/26/66, and 16,500 shares are held by the Trust under Deed of Gladys Swanstrom dated 9/26/66.

 (9) According to Amendment No. 7 to a Schedule 13G dated February 14, 1996 filed by Quest Advisory Corp., a New York corporation ('Quest'), Quest Management Company ('QMC') and Charles M. Royce, Quest, QMC, and Mr. Royce reported as a 'group' pursuant to Rule 13d-1(b)(ii)(H) of the Securities Exchange Act of 1934 (the 'Exchange Act') with respect to these shares. According to such Amendment, Quest has sole voting and dispositive power with respect to 165,650 of these shares, and QMC has sole voting and dispositive power with respect to 9,200 of these shares. Mr. Royce may be deemed to be a controlling person of Quest and QMC and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Quest and QMC. Mr. Royce does not own any shares outside of Quest and QMC and disclaims beneficial ownership of the shares held by Quest and QMC.

(10) According to Amendment No. 1 to a Schedule 13G dated February 14, 1996, Lazard Freres & Co., a registered investment advisor, is deemed to have beneficial ownership of 116,000 shares of the Company's Common Stock.

(11) According to Amendment No. 2 to a Schedule 13G dated January 31, 1995, Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 86,300 shares of the Company's Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(12) Excludes directors listed under '5% Holders.'

(13) Excludes executive officers listed under '5% Holders' or 'Directors.'

(14) Of these shares, 1,500 are held jointly with Mr. Ernest's sister.

(15) These shares are owned jointly with Mr. Bidart's wife.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, three Class B Directors will be elected for a term expiring at the 1999 Annual Meeting of Stockholders and when their successors have been duly elected, and one Class A Director will be elected for a term expiring at the 1998 Annual Meeting of Stockholders and when his successor has been duly elected. The other Class A Director and the Class C Directors will continue in office for the remainder of their respective terms shown below. Under the Company's By-laws, the number of directors constituting the entire Board of Directors is determined by the Board of Directors, but such number may not be less than three nor more than twelve. The Board of Directors has currently fixed the number of members of the Board of Directors at eight.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees for Class A and Class B Directors listed below, each of whom is currently a director of the Company. If any nominee becomes unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors believes that the nominees named will be able to serve if elected. Any vacancy on the Board of Directors for any reason may be filled by the affirmative vote of 80% of the directors then in office. The three nominees for Class B Director and the nominee for Class A Director receiving the highest number of votes cast at the Annual Meeting will be elected. Shares held by brokers or nominees as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote with respect to the election of directors. Abstentions and broker non-votes on the election of the directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     Certain information with respect to the nominees for Class B Directors, the nominee for Class A Director, and each Class A Director and Class C Director continuing in office following the Annual Meeting is as follows:

                         NOMINEES FOR CLASS B DIRECTORS

                                              PRINCIPAL OCCUPATION       DIRECTOR
NAME                                AGE       FOR PAST FIVE YEARS         SINCE                  CLASS
- ---------------------------------   ---   ----------------------------   --------   --------------------------------
Kenneth A. Swanstrom.............   56    Chairman, President and          1970     Class B; Term expires 1999*
                                            Chief Executive Officer of
                                            the Company since August
                                            1993; President and Chief
                                            Operating Officer from
                                            1979 to August 1993

Lewis W. Hull (1)(2)(3)..........   79    Chairman, Hull Corporation;      1974     Class B; Term expires 1999*
                                            manufacturer of freeze-
                                            dryer and injection-
                                            molding equipment

Mark W. Simon....................   57    Vice President-Finance and       1983     Class B; Term expires 1999*
                                            Chief Financial Officer of
                                            the Company

- ------------------
* If elected at the Annual Meeting.

                          NOMINEE FOR CLASS A DIRECTOR

                                              PRINCIPAL OCCUPATION       DIRECTOR
NAME                                AGE       FOR PAST FIVE YEARS         SINCE                  CLASS
- ---------------------------------   ---   ----------------------------   --------   --------------------------------
Frank S. Hermance................   47    Executive Vice President and     1996     Class A; Term expires 1998*
                                            Chief Operating Officer of
                                            Ametek, Inc. and President
                                            of its Precision
                                            Instrument Group

- ------------------
* If elected at the Annual Meeting.


                         DIRECTORS CONTINUING IN OFFICE

                                              PRINCIPAL OCCUPATION       DIRECTOR
NAME                                AGE       FOR PAST FIVE YEARS         SINCE                  CLASS
- ---------------------------------   ---   ----------------------------   --------   --------------------------------
CLASS A DIRECTOR
Maurice D. Oaks (1)..............   62    Former Vice President of         1994     Class A; Term expires 1998
                                            Worldwide Operations
                                            Planning of Bristol-Myers
                                            Squibb from October 1990
                                            to October 1992; from July
                                            1989 to September 1990,
                                            Executive Vice President
                                            of Squibb Pharmaceutical
                                            Group, U.S.; manufacturer
                                            of pharmaceuticals

CLASS C DIRECTORS
Willard S. Boothby, Jr.             74    Former Managing Director,        1984     Class C; Term expires 1997
  (1)(2)(4)......................           PaineWebber Incorporated;
                                            brokerage services

Thomas M. Hyndman, Jr. (1)(2)(5).   71    Of Counsel since 1993,           1974     Class C; Term expires 1997
                                            Partner, 1957-1992, Duane,
                                            Morris & Heckscher,
                                            Attorneys and Counsel to
                                            the Company

Daryl L. Swanstrom(2)(6).........   49    President, Engineered            1987     Class C; Term expires 1997
                                            Components/Spyraflo, Inc.;
                                            distributor of electronic
                                            components

- ------------------
(1) Member of the Audit Committee. The Audit Committee is appointed annually by the Board of Directors to recommend the selection of independent auditors, review the scope and results of the audit, review the adequacy of the Company's accounting, financial and operating controls, and supervise investigations. During 1995, the Audit Committee held three meetings.
(2) Member of the Compensation Committee. The Compensation Committee is appointed annually by the Board of Directors to recommend to the Board of Directors remuneration for senior management, adoption of compensation plans in which officers are eligible to participate, the administration of the Company's 1996 Equity Incentive Plan and the Company's 1996 Employee Stock Purchase Plan, and related matters. During 1995, the Compensation Committee held one meeting.
(3) Mr. Hull is also a director of Willow Grove Bank.
(4) Mr. Boothby is also a director of The Glenmede Fund, Inc.
(5) Mr. Hyndman is also a director of Rochester & Pittsburgh Coal Company.
(6) Mrs. Swanstrom is the widow of Kenneth A. Swanstrom's brother, Lawrence W. Swanstrom.

     During 1995, the Company's Board of Directors held five meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during 1995. The Company's Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company in each of the last three years to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
                                                                  -------------------------------       ALL OTHER
                  NAME AND PRINCIPAL POSITION                     YEAR    SALARY ($)    BONUS ($)    COMPENSATION (1)
- ---------------------------------------------------------------   ----    ----------    ---------    ----------------
Kenneth A. Swanstrom, Chairman, President and                     1995     $ 270,000    $ 129,416        $ 17,680
  Chief Executive Officer......................................   1994       250,000      122,662          17,100
                                                                  1993       220,000       74,502          22,979

Mark W. Simon, Vice President --                                  1995     $ 158,000    $  47,281        $ 16,672
  Finance and Corporate Secretary..............................   1994       146,000       43,841          15,764
                                                                  1993       140,000       34,028          14,518

Martin Bidart, Vice President -- Manufacturing.................   1995     $ 140,000    $  41,825        $ 14,810
                                                                  1994       130,000       37,794          13,720
                                                                  1993       125,000       30,601          13,175

Raymond L. Bievenour, Vice President --                           1995     $ 140,000    $  41,825        $ 14,518
  Marketing/Sales..............................................   1994       130,000       37,794          13,461
                                                                  1993       125,000       30,601          12,932

Richard B. Ernest, Vice President -- Quality...................   1995     $ 130,000    $  38,838        $ 14,123
                                                                  1994       127,500       33,083          13,838
                                                                  1993       123,250       26,424          12,957

- ------------------
(1) Includes amounts of Company contributions for 1995 to the Company's Profit-Sharing Plan, as follows: Kenneth A. Swanstrom, $15,000; Mark W. Simon, $15,000; Martin Bidart, $14,000; Raymond L. Bievenour, $14,000; and Richard B. Ernest, $13,000. The amounts set forth were expensed during the Company's 1995 fiscal year for financial reporting purposes under the Company's Profit-Sharing Plan, which covers all of its United States eligible employees, including officers, whose length of employment qualified them to participate. The Company's contribution to the Profit-Sharing Plan for each year is allocated among the participants in proportion to their compensation for that year. Also included in these amounts are insurance premiums paid by the Company in 1995 for the benefit of such persons, as follows: Kenneth A. Swanstrom, $1,980; Mark W. Simon, $972; Martin Bidart, $810; Raymond L. Bievenour, $518; and Richard B. Ernest, $1,123. The total also includes directors fees of $700 paid to Mr. Swanstrom and Mr. Simon for meetings attended during 1995.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee's executive compensation policies are designed to focus the executive's attention and efforts on the attainment of Company goals, reward the executive for the successful attainment of those goals, provide a total cash compensation package that is competitive with the market for similar talent, and create a feeling of shared destiny between the executives and all of the other employees.

     The Company has a long history of paying its executive officers annual cash bonuses for successful Company and individual performance. The Company has not provided equity-based benefits to its executive officers, but intends to do so commencing in 1996.

     The compensation paid for the year 1995 to the Company's executive officers, including its Chief Executive Officer and the four other highest paid officers (the 'Named Executive Officers'), consisted of a base salary and a bonus. In addition, the executive officers are participants in the Company's profit sharing plan, its pension plan, and its various fringe benefit programs.

     The annual salaries of the Named Executive Officers for fiscal year 1995 were determined in the month of December 1994. In determining the annual salary for each of the executive officers of the Company, including the Named Executive Officers, the Compensation Committee sought to establish salaries that were fair and competitive with those paid by comparable organizations and that fairly reward the executive officers for their performance and the Company's performance. In determining the annual salary of each of the Named Executive Officers, other than the Chief Executive Officer, the evaluation of the Chief Executive Officer of their performance is considered, and each position is measured against the knowledge and problem-solving ability required to fulfill the assigned duties and responsibilities of such position and the officer's impact upon the operations and profitability of the Company.

     The same considerations were taken into account in fixing the Chief Executive Officer's salary for 1995, except that the Committee did not have the recommendation of the Chief Executive Officer.

     The salary increases of the Named Executive Officers, other than the Chief Executive Officer, for 1995 approximated 6.5%. The Chief Executive Officer's salary increase for 1995 was approximately 13.8%. This increase reflects the Committee's satisfaction with his performance as the Company's new Chief Executive Officer as well as a recognition of his increased responsibilities.

     Beginning with the year 1992, the Committee, with the assistance of independent consultants and the approval of the Board of Directors, established two formal incentive plans, one for all hourly and salaried employees of the Company and the other for the executive officers, including the Named Executive Officers. The bonus paid to each of the Named Executive Officers is determined in accordance with the Plan which was slightly modified for 1995 for the Company's executive officers.

     Under the incentive plan for the executive officers of the Company, three factors are taken into consideration in determining the amount of their annual bonuses. The first and most significant is the Company's earnings before interest and taxes ('EBIT') as defined in the Plan; the second is performance of the individual against functional objectives established for his position; and the third is a subjective evaluation of the individual's performance. The target bonus for each officer, other than the Chief Executive Officer, the Treasurer and the Corporate Controller is 25% of the individual's base salary. In the case of the Chief Executive Officer, the target bonus is 40% of base salary (an increase of 5% over 1994's target). The target bonus for the Treasurer and the Corporate Controller is 20% of base salary. Depending upon the relationship of the Company's actual EBIT for the year to the amount of EBIT established by the Board of Directors at the start of the year as the target for the year, the bonus can range from zero to 150% of the targeted amount. The consideration of EBIT is also the most significant factor in determining the annual bonuses paid to all other salaried and hourly workers under the employee incentive plan so that all executive officers and employees have a common standard of measure.

     Both the Pittman Division and the fastener operations of the Company exceeded the EBIT targets established by the Board of Directors for 1995, and, as a result, the bonuses under the incentive plans exceeded targeted awards for all participants.

     With respect to the Chief Executive Officer, 50% of the 1995 bonus is based upon the EBIT of the Company; 25% is based upon the Company's return on equity; and 25% is based upon the Committee's subjective analysis of his performance.

     The bonus paid to the Chief Executive Officer for the year 1995 was determined in accordance with the provisions of the incentive plan and reflects, in the opinion of the Committee, appropriate rewards for the outstanding successes achieved during the year. As a result of these successes, that portion of the Chief Executive Officer's bonus dependent upon the EBIT of the Company and the achievement of his functional objectives was 126.44% of the target amount, and that portion of the bonus which is based upon the Committee's subjective analysis of his performance, which under the Plan cannot exceed 25% of the target amount, was fixed at the full 25% of the target amount. Accordingly, the total bonus paid to the Chief Executive Officer for 1995 was $129,416. This bonus was $21,416 or 19.83% above the target amount. In determining the amount of the discretionary portion of the bonus payable to the Chief Executive Officer, the Committee took into account, among other things, the outstanding success of the Company for the year (sales grew by 16.3% over 1994, and earnings per share increased from $6.12 for 1994 to $8.08 for 1995, a 32% increase) and the strong executive team which the Chief Executive Officer has been instrumental in assembling for the Company.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation paid in excess of $1 million to each of the corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee did not consider the deductibility for federal tax purposes of the compensation paid to the Chief Executive Officer and the Named Executive Officers under the provisions of Section 162(m) given their current compensation levels. The Committee intends to take the necessary steps to conform the Company's policies with respect to executive compensation in order to comply with the provisions of Section 162(m) if and at such time as the deductibility thereof becomes affected by such provisions.

                                          Respectfully submitted by
                                          the Compensation Committee
                                          of the Board of Directors

                                          Willard S. Boothby, Jr.
                                          Lewis W. Hull
                                          Thomas M. Hyndman, Jr.
                                          Daryl L. Swanstrom

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the AMEX Market Value Index and the following combined Standard & Poor's line-of-business indices (the 'S&P Indices'): Electronics-Semiconductor Companies; Electronics-Instrumentation Companies; Office Equipment Companies; and Communications Equipment Manufacturers. The S&P Indices consist of companies that are representative of the lines of business that generate the major portion of the Company's revenues.



                                    [GRAPHIC]


                          TOTAL STOCKHOLDER RETURNS(1)


        In the printed document there is a performance graph which depicts the following plot points:


                                              Indexed Returns
                                               Years Ending
      Company/Index         Dec 90  Dec 91   Dec 92   Dec 93   Dec 94   Dec 95
==============================================================================
Penn Engineering & Mfg Corp   100   142.92   200.16   260.90   242.04   571.92
American Stock Exchange Ind   100   128.22   129.57   154.86   140.75   177.93
Peer Group                    100   147.34   197.40   254.33   293.50   405.18



- ------------------
(1) The comparisons of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1990 in each of the Company's Common Stock, the AMEX Market Value Index, and the S&P Indices with the investment weighted on the basis of market capitalization.

PENSION PLAN

     The following table is representative of the annual benefits payable under the Company's qualified retirement plans to an employee currently age 65 whose annual compensation remained unchanged during the last five years of employment and whose benefits will be paid for the remainder of the employee's life.

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE
                                            -------------------------------------------
ANNUAL COMPENSATION                           10          20          30          40
- ----------------------------------------    -------     -------     -------     -------
$75,000.................................    $ 9,045     $18,090     $27,135     $36,180
100,000.................................     12,170      24,340      36,510      48,680
125,000.................................     15,295      30,590      45,885      61,180
150,000.................................     18,420      36,840      55,260      73,680
175,000.................................     18,420      36,840      55,260      73,680
200,000.................................     18,420      36,840      55,260      73,680
300,000.................................     18,420      36,840      55,260      73,680
400,000.................................     18,450      36,840      55,260      73,680
500,000.................................     18,420      36,840      55,260      73,680

     Credited full years of service for the five officers listed in the Summary Compensation Table are as follows: Kenneth A. Swanstrom, 35 years; Mark W. Simon, 19 years; Martin Bidart, 5 years; Raymond L. Bievenour, 5 years; and Richard B. Ernest, 34 years. The covered compensation under the Pension Plan Table is that amount shown in the salary and bonus columns of the Summary Compensation Table. The amounts shown in the Pension Plan Table do not reflect any deduction for social security or other offset amounts. Benefits are subject to maximum limitations under the Internal Revenue Code of 1986, as amended (the 'Code'). Therefore, with regard to 1995, the maximum salary that can be recognized under the plan is $150,000 and the maximum annual benefit at age 65 is limited to $120,000. The foregoing Pension Plan Table may be used for all five officers, except for Kenneth A. Swanstrom, who is entitled to a higher benefit due to plan provisions protecting prior accrued benefits. Mr. Swanstrom's projected annual benefit at age 65, after 44 years of service, is $103,629.

DIRECTOR COMPENSATION

     The Company's non-employee directors each receive an annual retainer of $10,000 plus a fee of $750 for each meeting attended and reimbursement of travel expenses. Employees who are directors of the Company each received a fee of $50 for each meeting attended in 1995 and will receive $250 per meeting attended in 1996. Members of the Audit Committee and the Compensation Committee each receive a fee of $500 for each meeting attended plus reimbursement of travel expenses.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period January 1, 1995 through December 31, 1995, all filing requirements applicable to its officers and directors were complied with, except that the initial reports of ownership of two trusts established under the Will of Klas A. Swanstrom were not filed on a timely basis.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Engineered Components/Spyraflo, Inc., which is engaged in the manufacturing and distribution of various products, is an authorized distributor for the Company's products in Florida, Alabama, Georgia, and South Carolina. As such, Engineered Components/Spyraflo, Inc. maintains an inventory of the Company's products which Engineered Components/Spyraflo, Inc. purchases from the Company at the Company's standard distributor prices for resale to Engineered Components/Spyraflo, Inc.'s customers. In 1995, net sales by the Company to Engineered Components/Spyraflo, Inc. were $7,932,000, and net purchases by the Company from such company were $323,000. At December 31, 1995, the Company had trade receivables balances due from this company of $778,000. Daryl L. Swanstrom, a director of the Company and a member of the Compensation Committee, is President and sole stockholder of Engineered Components/Spyraflo, Inc.

                              ELECTION OF AUDITORS

     Deloitte & Touche LLP served as the Company's auditors for the Company's 1995 fiscal year. Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of Deloitte & Touche LLP as auditors for the Company for its 1996 fiscal year. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Company or its subsidiaries. Election of Deloitte & Touche LLP will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting.

     A representative of Deloitte & Touche LLP will attend the Annual Meeting. This representative will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by the stockholders at the Annual Meeting.

                        PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

DESCRIPTION OF THE AMENDMENT AND THE STOCK DIVIDEND

     At the Annual Meeting, the stockholders will be asked to consider and vote upon an amendment and restatement in the form attached hereto as Exhibit A (the 'Amendment') to Article IV of the Company's Certificate of Incorporation to: (i) reclassify the Company's existing $1.00 par value per share Common Stock (the 'Prior Common Stock') as Class A Common Stock, $.01 par value per share (the 'Class A Common Stock'), (ii) authorize a new class of non-voting common stock, designated as Common Stock, $.01 par value per share (the 'Common Stock'), (iii) increase the number of authorized shares of capital stock of the Company from 3,000,000 shares to 23,000,000 shares, consisting of 20,000,000 shares of Common Stock and 3,000,000 shares of Class A Common Stock, and (iv) establish the rights, powers, and limitations of the Common Stock and the Class A Common Stock. As of April 15, 1996, 1,707,082 shares of the Prior Common Stock were outstanding leaving 1,292,918 shares available for issuance.

     If the Amendment is approved by the stockholders of the Company, the Board of Directors intends to prepare and file a Certificate of Amendment to the Certificate of Incorporation of the Company in accordance with the Amendment, which will become effective (the 'Effective Date') immediately upon acceptance of the filing by the Secretary of State of Delaware. The Board of Directors would then have the power without soliciting stockholder approval to issue the additional authorized shares, except to the extent that such approval may be required by law, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors in its discretion may determine, without further action by the stockholders. The future issuance by the Company of shares of Common Stock may dilute the equity ownership position of current holders of Common Stock and Class A Common Stock. Although the Board of Directors presently intends to file the Certificate of Amendment if the proposal is approved by the stockholders at the Annual Meeting, the resolution of stockholders will reserve to the Board of Directors the right to defer or abandon the proposal and not file such Certificate of Amendment even if the Amendment is approved by the stockholders.

     If the Board elects to file the Certificate of Amendment, promptly after the Effective Date, the Board of Directors has approved a distribution as a dividend of three shares of Common Stock for each share of Prior Common Stock outstanding on the record date (the 'Stock Dividend'). The Stock Dividend will essentially be a four-for-one stock split. The record date for the Stock Dividend (the 'Stock Dividend Record Date') is May 3, 1996, and the date of distribution of the Common Stock under the Stock Dividend is expected promptly after the Amendment is approved and adopted by the stockholders. Stockholder approval of the Stock Dividend is not required by Delaware law and is not being solicited by this Proxy Statement and there is no assurance that the Stock Dividend will actually be effected.

     Upon Effective Date of the Amendment, each outstanding share of Prior Common Stock automatically will be converted into, and the certificates therefor will be deemed to represent, one share of Class A Common Stock. The Prior Common Stock certificates will no longer specify the correct designation but will represent an equal number of shares of Class A Common Stock. New certificates representing the Class A Common Stock will not be issued until further transfer of such shares to new holders or a request is received from a stockholder to replace such stockholder's Prior Common Stock certificate with a Class A Common Stock certificate. Under the provisions of the Amendment, the currently outstanding shares of Prior Common Stock will be reclassified as Class A Common Stock, which will continue to have the same rights, powers and limitations as the Prior Common Stock, except that the par value per share will be changed from $1.00 to $.01. As more fully described herein, the holders of Common Stock will not be entitled to vote on any matters except as otherwise required by the Company's Certificate of Incorporation or Delaware law. At the time of the Stock Dividend, there will be no change in the relative voting power or equity of any stockholder of the Company, including members of the Swanstrom family, because the Stock Dividend will be distributed to each stockholder in proportion to the number of shares of Prior Common Stock owned on the Stock Dividend Record Date.

     The Amendment has been unanimously approved by the Company's Board of Directors, including directors who are neither a member of the Swanstrom family nor an officer or employee of the Company. The Board of Directors believes that the Amendment and the Stock Dividend are in the best interests of the Company and its stockholders and recommends a vote FOR the approval and adoption of the Amendment.

BACKGROUND OF THE PROPOSAL

     In recent years, a number of publicly held companies with majority or controlling ownership by their founding families have adopted dual class capitalization structures. Many companies which adopted dual class voting structures adopted such plans prior to the adoption in 1988 of Rule 19c-4 under the Exchange Act. This Rule has since been vacated by a federal appellate court decision in 1990. The American Stock Exchange, the New York Stock Exchange and the National Association of Securities Dealers, Inc. have since adopted similar rules that permit dual class structures that do not reduce the relative voting rights of the holders of an outstanding class of voting securities by the issuance of a class having greater voting rights.

     Members of the Swanstrom family together control approximately 52.4% of the voting power of the Company. See 'Beneficial Ownership of Common Stock -- Principal Beneficial Owners of Common Stock.' For purposes of this section, the 'Swanstrom family' refers to Kenneth A. Swanstrom, Daryl L. Swanstrom, and certain related trusts, which beneficially owned as of April 15, 1996 an aggregate of 894,890 shares of the Prior Common Stock. The Board of Directors believes that the management and operations of the Company in recent years, which have been implemented in substantial part due to the influence and control of members of the Swanstrom family, have contributed to the growth and success of the Company. Therefore, the Board of Directors believes that maintaining the relative voting power of the Swanstrom family is in the best interests of the Company and its stockholders. Because any sales of voting stock by the Company would reduce the Swanstrom family's voting power, preservation of that voting power limits the Company's ability to sell stock in financings and the ability of members of the Swanstrom family to increase liquidity while maintaining their influence in the Company. The Board of Directors believes that the voting power of the Swanstrom family has provided the stability and absence of disruption necessary to best pursue a strategy of long-term growth for the Company.

REASONS FOR THE AMENDMENT; RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE 'FOR' THE AMENDMENT.

     The Board of Directors believes that a capital structure that has two classes of common stock offers certain potential benefits to the Company and its stockholders. The Amendment enables the Company to issue Common Stock or securities convertible into Common Stock for financing, acquisition and compensation purposes without adversely affecting the voting percentage of any stockholder, including the Swanstrom family.

     The Board of Directors has given due consideration to the Amendment and the Stock Dividend and has determined that the adoption of the Amendment would be in the best interests of the Company and its stockholders. Some stockholders, on the other hand, may believe that the Amendment and the Stock Dividend are disadvantageous to the extent that they may favor long-term investors and may discourage takeovers of the Company. The Board of Directors, two of whom are members of the Swanstrom family and one of whom is an officer of the Company, considered this factor in reaching their recommendation. The Board of Directors believes that the Amendment is advantageous to the Company's long-term growth strategy to the extent that it may favor long-term investors and may discourage takeovers of the Company. The Board of Directors suggests that each stockholder carefully read and review the description of the Amendment and the Stock Dividend and certain effects thereof which are set forth herein.

  Financing Flexibility

     The Company has followed, and continues to follow, a long-term strategy for growth. The Board of Directors believes that this strategy will best maximize the value of the Company and further believes that the voting power of the Swanstrom family has provided the stability and absence of disruption necessary to best pursue this strategy. Implementation of the Amendment would provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without diluting the voting power of the Company's existing stockholders, including the Swanstrom family. The Common Stock may also be used, rather than voting Class A Common Stock, for the Company's stock benefit plans. The Company has no current plans to issue additional shares of Class A Common Stock.

     The Company is currently considering a public offering of Common Stock, including the offering of certain shares of non-voting Common Stock by certain selling stockholders, including members of the Swanstrom family, following the adoption of the Amendment and distribution of the Stock Dividend. It is anticipated that the offering would be made through certain underwriters, and that the proceeds received by the Company would be used to repay certain indebtedness incurred as part of the Company's capital expenditure program, expansion of the Company's production capacity, and for working capital and general corporate purposes. There can be no assurance that the Company will proceed with the public offering. Any such public offering is contingent on approval of the Board of Directors, market conditions, determination as to the appropriate timing of such offering, and such other factors as the Board of Directors considers relevant in its judgment. Any such public offering will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933, as amended (the 'Act'). This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Common Stock. If the public offering occurs, existing holders of the Prior Common Stock would experience a dilution of their percentage ownership interest in the Company.

  Stockholder Flexibility

     Under the Amendment and the Stock Dividend, stockholders desiring to maintain their voting position would be able to do so even if they decide to sell or otherwise dispose of shares of Common Stock. The Amendment therefore gives all stockholders, including the Swanstrom family, increased flexibility to dispose of a portion of their equity interest in the Company without necessarily affecting their relative voting power. It is the present intention of members of the Swanstrom family to hold the shares of Class A Common Stock and to sell shares of Common Stock if they sell any shares.

     Also, stockholders who are interested in maintaining their voting power in the Company might be more willing to sell or otherwise dispose of part of their holdings if the sale or other disposition would not decrease their relative voting power, which may result in increased trading of shares and increased liquidity.

  Continuity

     The adoption of the Amendment and the issuance of the Stock Dividend should reduce the risk of disruption in the continuity of the Company's long-term plans and objectives that could otherwise result if the members of the Swanstrom family find it necessary to sell a significant block of stock for diversification, to satisfy estate tax obligations, or for other reasons. Implementation of the proposal would allow members of the Swanstrom family to continue to exercise control over a substantial portion of the Company's voting power even if members of the Swanstrom family chose to reduce their total equity position significantly, and to exercise additional estate planning flexibility by determining the succession of voting control through gifts or bequests of Class A Common Stock to their heirs. Therefore, the Amendment and the Stock Dividend may provide a basis for continuity pursuant to such plans and objectives, if and when such circumstances arise, and should reduce the risk that the Company could, at some future date, be compelled to consider a sale of the Company in an environment that could be dictated to the Company and the Board of Directors by the financial circumstances of the members of the Swanstrom family or by third parties who may be anticipating or speculating about such circumstances.

  Key Employees

     Implementation of the Amendment and the Stock Dividend should allow all employees to continue to concentrate on other responsibilities without undue concern that the future of the Company could be affected by real or perceived succession issues or an unwanted takeover that could otherwise be triggered by any substantial divestiture by the Swanstrom family in the future. By reducing the uncertainty that could result if members of the Swanstrom family should dispose of a significant block of Prior Common Stock, the Amendment and the Stock Dividend may, therefore, enhance the ability of the Company to attract and retain highly qualified key employees.

  Business Relationships

     Implementation of the Amendment and the Stock Dividend may enhance the existing and potential business relationships of the Company with suppliers, customers, and other parties who may become concerned about changes in control of the Company in the event the Swanstrom family holdings are diluted.

CERTAIN POTENTIAL DISADVANTAGES OF THE PROPOSAL

     While the Board of Directors has determined that implementation of the Amendment and the Stock Dividend is in the best interests of the Company and its stockholders, the Board of Directors recognizes that implementation of the Amendment and the Stock Dividend may result in certain disadvantages, including the following:

  Change of Control Impact

     Members of the Swanstrom family currently own a significant portion of the Prior Common Stock and collectively have effective voting control over the Company. Regardless of whether the Amendment is adopted and the Stock Dividend is implemented, the Swanstrom family will maintain the ability to keep or dispose of such voting control. Implementation of the proposal will allow members of the Swanstrom family to continue to exercise voting control even if some or all of them choose to reduce their holdings of shares of Common Stock. Implementation of the proposal is likely to limit the future circumstances in which a sale or transfer of equity by the Swanstrom family could lead to a merger proposal or tender offer that is not acceptable to the Swanstrom family or a proxy contest for the removal of incumbent directors. Consequently, the Amendment and the Stock

Dividend might reduce the possibility that stockholders of the Company may sell their shares at a premium over prevailing market prices and make it more difficult to replace the current Board of Directors and management of the Company.

     Although the Board of Directors currently intends to utilize the additional shares of Common Stock solely for the purposes set forth above, such shares could also be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a nonnegotiated attempt to obtain control of the Company and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate the Company's capital stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors, or otherwise. Because the Swanstrom family owns beneficially approximately 52.4% of the Company's outstanding Prior Common Stock and, after the consummation of the Stock Dividend, will continue to own approximately 52.4% of the Company's outstanding Class A Common Stock, the likelihood of a nonnegotiated attempt to obtain control of the Company is remote.

     Also, the Amendment contains a provision whereby all of the issued shares of Common Stock would automatically convert into shares of Class A Common Stock in the event of a change of control of the Company. See 'Description of the Common Stock and the Class A Common Stock -- Convertibility' herein. A possible effect of this provision may be to discourage or deter an attempt to obtain control of the Company and make the removal of incumbent management more difficult.

  State Statutes

     Some state securities statutes contain provisions which, due to the issuance of Common Stock, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in such states. However, due to exemptions or for other reasons, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities which the Company will be able to offer, or on the price obtainable for such equity securities in such an offering, or in the secondary trading market for the Company's equity securities.

  Acquisition Accounting

     The Common Stock may not be used to effect a business combination to be accounted for using the 'pooling of interests' method. For such method to be used, the Company would be required to issue shares of Class A Common Stock as the consideration for the combination.

  Brokerage Costs; Security for Credit

     As is typical in connection with any stock split, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of Common Stock and Class A Common Stock after the Stock Dividend, assuming transactions of the same dollar amount, because of the increased number of shares involved.

     The Company does not expect that the adoption of the Amendment and the implementation of the Stock Dividend will affect the ability of holders to use the Common Stock or Class A Common Stock as security for the extension of credit by financial institutions, securities brokers, or dealers.

  Investment by Institutions

     Implementation of the proposal may affect the decision of certain institutional investors that would otherwise consider investing in the Prior Common Stock. The holding of non-voting common stock may not be permitted by the investment policies of certain institutional investors.

  Interests of Certain Persons

     The Swanstrom family has an interest in the implementation of the Amendment and the Stock Dividend because, as noted above, the proposal may enhance the ability of members of the Swanstrom family to retain voting control of the Company even if they dispose of a substantial portion of their shares of Common Stock. See 'Reasons for the Amendment; Recommendation of the Board of Directors.'

DESCRIPTION OF THE COMMON STOCK AND THE CLASS A COMMON STOCK

     As indicated above, the Amendment will reclassify the Prior Common Stock into Class A Common Stock and create a new Common Stock. The rights, powers and limitations of the Common Stock and the Class A Common Stock are set forth in full in the proposed Article IV of the Company's Certificate of Incorporation. The full text of Article IV as proposed to be amended and restated is set forth as Exhibit A to this Proxy Statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A.

  Voting

     The holders of shares of Class A Common Stock are entitled to one vote on any matter to be voted on by the stockholders of the Company. There is no provision in the Company's Certificate of Incorporation permitting cumulative voting. The holders of shares of Common Stock are not entitled to vote on any matter to be voted on by the stockholders of the Company, except as required under the Delaware General Corporation Law (the 'DGCL') or the Company's Certificate of Incorporation.

     Under the Certificate of Incorporation of the Company, as proposed to be amended and restated, and the DGCL, only the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote will be required to amend the Certificate of Incorporation or to authorize additional shares of Common Stock or Class A Common Stock; and the affirmative vote of the holders of a majority of the Class A Common Stock will be required to approve any merger or consolidation of the Company with or into any other corporation or sale of substantially all its assets or to approve the dissolution of the Company, subject to certain existing antitakeover provisions of the Company's Certificate of Incorporation that would require the vote of the holders of at least 80% of the outstanding Class A Common Stock if such transaction with a related person is not approved by the requisite vote of the Company's Board of Directors.

     The holders of the Class A Common Stock will elect the entire Board of Directors. In addition, as permitted under the DGCL, the Certificate of Incorporation, as amended, will provide that the number of authorized shares of either class may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the Class A Common Stock.

     Under the DGCL, the holders of Common Stock will be entitled to vote on proposals to change the par value of the Common Stock or to alter or change the powers, preferences or special rights of shares of Common Stock, which may affect them adversely.

  Dividends and Distributions

     Each share of Common Stock and Class A Common Stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of the Company, except that (i) a dividend or distribution in cash or property on a share of Common Stock may be greater than any dividend or distribution in cash or property on a share of Class A Common Stock, and (ii) dividends or other distributions payable on the Common Stock and Class A Common Stock in shares of capital stock shall be made to all holders of the Common Stock and Class A Common Stock and may be made (a) in shares of Common Stock to the holders of Common Stock and to the holders of Class A Common Stock, (b) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Common Stock to the holders of Common Stock, or (c) in any other authorized class or series of capital stock to the holders of Common Stock and Class A Common Stock. In no event will either Common Stock or Class A Common Stock be split, subdivided, or combined unless the other is proportionately split, subdivided, or combined.

     Although the Board of Directors would have authority under the Certificate of Incorporation, as amended by the Amendment, to pay dividends and make distributions on the Common Stock in amounts greater than on the Class A Common Stock, the Board of Directors currently intends that future dividends will be paid on both classes on an equal per share basis.

     There are no redemption or sinking fund provisions applicable to the Common Stock or the Class A Common Stock. Holders of Common Stock and Class A Common Stock are not subject to further calls or assessments by the Company. All outstanding shares of Common Stock, when validly issued, will be fully paid and non-assessable.

     Except as otherwise required by the DGCL or as otherwise provided in the Company's Certificate of Incorporation, each share of Common Stock and each share of Class A Common Stock have identical powers, preferences and rights in all other respects.

  Mergers and Consolidations

     Each holder of Common Stock and Class A Common Stock will be entitled to receive the same per share consideration in a merger or consolidation of the Company.

  Convertibility

     Neither the Common Stock nor the Class A Common Stock will be convertible into another class of common stock or any other security of the Company, except that in the event that a change of control (as defined herein and in the Company's Certificate of Incorporation) occurs, (i) all of the then issued shares of Common Stock will automatically convert into an equal number of shares of Class A Common Stock, and (ii) all rights, warrants, or options to purchase shares of Common Stock, or other securities convertible into shares of Common Stock, will be converted into similar rights, warrants, or options to purchase, or other securities convertible into, an equal number of shares of Class A Common Stock. A change of control shall be deemed to have occurred if (i) any person or group of persons, other than members of the Swanstrom family (as defined herein), directly or indirectly, purchases, or otherwise becomes the beneficial owner of, or has the right to acquire such beneficial ownership of, or, either solely or with others, acquires the right to vote or direct the disposition of voting securities of the Company, representing more than 50% of the combined voting power of all outstanding voting securities of the Company, or (ii) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors (together with any new director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the members of the Board of Directors then in office. For purposes of this change of control provision, the 'Swanstrom family' means Kenneth A. Swanstrom, Daryl L. Swanstrom, their respective spouses, descendants, heirs, estates, trusts in which any such person has a beneficial interest, and any partnership, corporation, or other entity in which any such person has a controlling interest.

  Transferability; Trading Market

     Like the Prior Common Stock, the Common Stock and the Class A Common Stock will be freely transferable. The Company intends to file listing applications with the American Stock Exchange (the 'AMEX') with respect to the Common Stock and the Class A Common Stock and, like the Prior Common Stock, it is expected that both such classes will be listed on the AMEX. The Company also intends to file applications with the New York Stock Exchange (the 'NYSE') that would permit shares of Common Stock and Class A Common Stock to be listed on the NYSE, and concurrently delisted from AMEX, although there can be no assurance that such NYSE listing will be obtained.

  Increase in Authorized Capital Stock; Change in Par Value

     The Company's Certificate of Incorporation presently authorizes 3,000,000 shares of Prior Common Stock. The Amendment would increase the total authorized number of shares of capital stock from 3,000,000 shares to 23,000,000 shares, authorizing the issuance of up to 20,000,000 shares of Common Stock and up to 3,000,000 shares of Class A Common Stock. After implementation of the Amendment and the Stock Dividend, 5,121,246 shares of Common Stock and 1,707,082 shares of Class A Common Stock would be issued and outstanding. Approximately 14.9 million shares of Common Stock and approximately 1.3 million shares of Class A Common Stock would therefore be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans, and public and private equity offerings. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional shares of Common Stock or Class A Common Stock authorized pursuant to the Amendment unless applicable laws or regulations would require such approval in a given instance.

     The Amendment would not increase the number of shares of voting Class A Common Stock that could be issued, but would only authorize a larger number of shares of Common Stock. A larger amount of Common Stock is necessary in the event the Company effects any stock splits or stock dividends on the Company's capital stock. The Board of Directors also believes that it is desirable to have the additional authorized shares of capital stock available for possible future financing and acquisition transactions, and other general corporate purposes. Having such additional authorized shares of capital stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense or delay of a special stockholders' meeting. The Company does not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any of the additional shares of capital stock to be authorized except as set forth in the Amendment, pursuant to the Stock Dividend, under the proposed 1996 Equity Incentive Plan and the 1996 Stock Purchase Plan, and as described herein under 'Reasons for the Amendment; Recommendation of the Board of Directors -- Financing Flexibility.' Unissued shares of capital stock could be issued in circumstances that would serve to preserve control of the Company's then existing management. The Amendment will permit the holders of a majority of the outstanding shares of Class A Common Stock to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock or Class A Common Stock.

STOCKHOLDER INFORMATION

     The Company intends to deliver to the holders of Common Stock the same proxy statements, annual reports, and other information and reports as it delivers to holders of Class A Common Stock.

CERTAIN EFFECTS OF THE AMENDMENT

  Effects on Relative Ownership and Voting Power

     Because the Amendment provides that each share of Prior Common Stock will be reclassified and changed into one share of Class A Common Stock and because the Stock Dividend is to be made to all stockholders in proportion to the number of shares of Class A Common Stock owned on the Stock Dividend Record Date by each stockholder, the relative ownership interest and voting power of each holder of a whole share of Prior Common Stock will be the same immediately after effectiveness of the Amendment and Stock Dividend as it was immediately prior thereto. Consequently, assuming that the members of the Swanstrom family retain the shares of Class A Common Stock, the Amendment will not alter the Swanstrom family's present voting position in the Company.

     Stockholders who sell their shares of Class A Common Stock after the Stock Dividend will lose a greater amount of voting control in proportion to equity than they would have prior to the Stock Dividend. At the same time, stockholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Class A Common Stock and retain the benefits of the voting power attached to such Class A Common Stock.

     As of the date of this Proxy Statement members of the Swanstrom family owned an aggregate of approximately 52.4% of the outstanding Prior Common Stock of the Company. Accordingly, the Swanstrom family will receive an aggregate of approximately 52.4% of the Common Stock and Class A Common Stock in connection with the Amendment and the Stock Dividend.

     If the Swanstrom family, following the Stock Dividend, were to sell all of the shares of Common Stock received in the Stock Dividend, the Swanstrom family would still have approximately 52.4% of the voting power assuming no other change. The foregoing is for illustrative purposes only and is in no way intended to suggest that the Swanstrom family has any intention of selling any or all of its shares of Common Stock or Class A Common Stock following the Stock Dividend. It is the present intention of members of the Swanstrom family to hold the shares of Class A Common Stock and to dispose of shares of Common Stock if they dispose of any shares.

  Effect on Market Price

     The market price of shares of the Company's Common Stock and Class A Common Stock after the distribution of the Stock Dividend will depend on many factors, including, among others, the future performance of the Company, general market conditions, and conditions relating to companies similar to the Company and the fastener industry in general. Accordingly, the Company cannot predict the market prices at which the Common Stock and the Class A Common Stock will trade following the adoption of the Amendment and the distribution of the Stock Dividend or whether one class will trade at a premium over the other class.

  Trading Market

     Upon effectiveness of the Amendment, approximately 1.7 million shares of Class A Common Stock will be issued and outstanding. After the Stock Dividend, approximately 5.1 million shares of Common Stock will be issued and outstanding. To minimize dilution of voting power to existing stockholders, the Company is more likely to issue additional shares of Common Stock than Class A Common Stock in the future to raise equity, finance acquisitions, or fund employee benefit plans. Furthermore, members of the Swanstrom family are more likely to dispose of Common Stock over time than Class A Common Stock. Any such issuance of additional Common Stock by the Company or dispositions of Common Stock by members of the Swanstrom family or other major stockholders may serve to further increase market activity in the Common Stock relative to the Class A Common Stock.

  Effect on Book Value and Earnings Per Share

     Although the interest of each stockholder in the total equity of the Company will remain unchanged as a result of the Stock Dividend, the issuance of the Common Stock pursuant to the Stock Dividend will, like any stock dividend, cause the book value and earnings per share of the Company to be adjusted to reflect the increased number of shares outstanding. Although effected in the form of a dividend, for accounting purposes, the Stock Dividend will have the same effect as a four-for-one stock split.

  Federal Income Tax Consequences

     The Company believes that, in general, for federal income tax purposes (i) neither the reclassification of the Prior Common Stock into Class A Common Stock nor the Stock Dividend of Common Stock will be taxable to a stockholder of the Company, (ii) neither the Common Stock nor the Class A Common Stock will constitute 'Section 306 stock' within the meaning of Section 306(c) of the Code,
(iii) the cost or other basis of each share of Prior Common Stock will be apportioned among the new shares of Common Stock and Class A Common Stock in proportion to the fair market value of the shares of each class of stock on the date of the Stock Dividend, and (iv) the holding period for each new share of Common Stock and Class A Common Stock will include such stockholder's holding period for the Prior Common Stock with respect to which the Common Stock and Class A Common Stock is distributed. Stockholders are urged to seek the advice of their own tax advisors on this matter and on state income tax matters.

  Registration Provisions of the Act

     Because the Prior Common Stock will be reclassified as Class A Common Stock with essentially the same rights, powers, and limitations, the redesignation is not an 'offer,' 'offer to sell,' 'offer for sale' or 'sale' of a security within the meaning of Section 2(3) of the Act, and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the Stock Dividend of Common Stock will not involve a 'sale' of a security under the Act or Rule 145. Consequently, the Company is not required to register and has not registered the Common Stock or the Class A Common Stock under the Act.

     Because the Amendment and the Stock Dividend do not constitute a 'sale' of either Common Stock or Class A Common Stock under the Act, stockholders will not be deemed to have purchased such shares separately from the Prior Common Stock under the Act and Rule 144 thereunder. Class A Common Stock held immediately upon effectiveness of the Amendment and shares of Common Stock received in the Stock Dividend, other than any such shares held by affiliates of the Company within the meaning of the Act, may be offered for sale and sold in the same manner as the Prior Common Stock without registration under the Act. Affiliates of the Company, including members of the Swanstrom family, will continue to be subject to the restrictions specified in Rule 144 under the Act.

  AMEX Criteria; NYSE Criteria

     The Prior Common Stock is currently traded on the AMEX and the Company intends to apply to trade the Common Stock and the Class A Common Stock on the AMEX. The Amendment is intended to comply with the rules of AMEX that prohibit the disparate reduction or restriction of the voting rights of existing stockholders through any corporate action or issuance. The purpose of the rule is to prohibit stock issuances and other corporate actions that have a 'disenfranchising effect' on existing stockholders. The NYSE has a similar rule. The Company presently anticipates that both the Common Stock and the Class A Common Stock will be traded on the AMEX. Future issuances of either Common Stock or Class A Common Stock may be subject to further AMEX approval.

     The Company intends to take such steps as may be required to qualify the Common Stock and the Class A Common Stock for listing on the NYSE, and concurrently to delist such classes from the AMEX, if the requirements of the NYSE are satisfied. There is no assurance, however, that the Common Stock and the Class A Common Stock will so qualify and that approval for listing by the NYSE will be obtained.

VOTE REQUIRED

     Approval of the Amendment will require the affirmative vote of the holders of a majority of the shares of Prior Common Stock of the Company outstanding and entitled to vote. Abstentions and broker non-votes are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of the Amendment because it represents one fewer vote for approval of the Amendment. The Board of Directors recommends a vote FOR approval and adoption of the Amendment.

                        PROPOSAL TO ADOPT THE COMPANY'S
                           1996 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE 1996 EQUITY INCENTIVE PLAN

     The Board of Directors of the Company adopted the 1996 Equity Incentive Plan (the '1996 Plan') on April 17, 1996, subject to stockholder approval. The purpose of the 1996 Plan is to further the growth, development, and financial success of the Company by providing additional incentives to those officers and key employees who are responsible for the management and affairs of the Company, which will enable them to participate in the growth of the value of the capital stock of the Company.

     The 1996 Plan permits the granting of options to purchase Common Stock of the Company ('Options'), including Options intended to qualify as incentive stock options ('Incentive Stock Options') under Section 422 of the Code, and Options not intended to so qualify ('Non-Qualified Stock Options') to those officers and key employees of the Company who are in positions in which their decisions, actions, and counsel significantly impact upon the profitability and success of the Company. Directors of the Company who are not also officers or employees of the Company are not eligible to participate in the 1996 Plan.

     Approximately 50 persons are eligible to participate in the 1996 Plan, including executive officers of the Company. No Options have yet been granted to any person and no determination has been made as to the allocation of grants of Options to specific employees under the 1996 Plan.

     The total number of shares of the Company's non-voting Common Stock that may be the subject of Options granted under the 1996 Plan may not exceed 500,000 shares in the aggregate. If an Option expires or is terminated for any reason without having been fully vested or exercised, the number of shares subject to such Option which have not been purchased or become vested may again be made subject to an Option under the 1996 Plan. Appropriate adjustments to outstanding Options and to the number or kind of shares subject to the 1996 Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination, or reclassification and certain other types of corporate transactions involving the Company, including a merger or a sale of substantially all of the assets of the Company.

     The 1996 Plan will be administered by a committee (the 'Committee') of at least three persons appointed by the Company's Board of Directors, none of whom is eligible to receive Options under the 1996 Plan. The Committee is authorized to (i) interpret the provisions of the 1996 Plan and decide all questions of fact arising in its application; (ii) select the employees to whom Options are granted, and determine the timing, type, amount, size and terms of each such grant; and (iii) make all other determinations necessary or advisable for the administration of the 1996 Plan. The Compensation Committee of the Board of Directors will initially administer the 1996 Plan.

INCENTIVE AND NON-QUALIFIED OPTIONS

     The exercise price of the shares subject to Options will be set by the Committee but may not be less than 100% of the fair market value of such shares on the date the Option is granted as determined by the Committee.

     Options will be evidenced by written agreements in such form not inconsistent with the 1996 Plan as the Committee shall approve from time to time. Each Option will become exercisable in four cumulative installments of 25% of the shares subject to the Option commencing the first, second, third and fourth anniversary, respectively, after the grant date of the Option. The Committee may accelerate the exercisability of any installments upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. Unless the Committee accelerates exercisability, no Option that is unexercisable at the time of the optionee's termination of employment may thereafter become exercisable. No Option may be exercised after ten years from the date of grant.

     An outstanding Non-Qualified Option that has become exercisable generally terminates one year after the termination of employment due to death, retirement, or total disability, and three months after employment termination for any reason other than retirement, total disability, or death. Incentive Stock Options that have become exercisable generally will terminate one year after termination of employment due to total disability or death, and three months after an employment termination for any other reason. No Option may be assigned or transferred, except by will or by the applicable laws of descent and distribution. During the lifetime of the optionee, the Option may be exercised only by the optionee.

     The Committee will determine whether Options granted are to be Incentive Stock Options meeting the requirements of Section 422 of the Code. Incentive Stock Options may be granted only to eligible employees. Any such optionee must own less than 10% of the total combined voting power of the Company or of any of its subsidiaries unless at the time such Incentive Stock Option is granted the price of the Option is at least 110% of the fair market value of the Common Stock subject to the Option and, by its terms, the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant. An optionee may not receive Incentive Stock Options for shares that first become exercisable in any calendar year with an aggregate fair market value determined at the date of grant in excess of $100,000.

     The option price must be paid in full at the time of exercise unless otherwise determined by the Committee. Payment must be made in cash, in shares of the Company's Common Stock valued at their then fair market value, or a combination thereof, as determined in the discretion of the Committee. It is the policy of the Committee that any taxes required to be withheld must also be paid at the time of exercise. An optionee will be restricted from selling shares of Common Stock purchased upon exercise of an Option until a period of two years have elapsed from the date the Option was exercised, subject to the removal of such restriction in the discretion of the Committee.

AMENDMENT AND TERMINATION

     The 1996 Plan will remain in effect until all Options granted under the 1996 Plan have been satisfied by the issuance of shares, except that no Option may be granted under the 1996 Plan after April 16, 2006. Without stockholder approval, no amendments may be made to the 1996 Plan to: (i) materially increase the maximum number of shares that may be issued under the 1996 Plan, except to reflect adjustments in capitalization as described in the 1996 Plan; (ii) materially increase the benefits accruing to participants under the 1996 Plan; or (iii) materially modify requirements for eligibility for participation under the 1996 Plan. In all other respects, the 1996 Plan can be amended, modified, suspended, or terminated by the Board of Directors of the Company or the Committee, except that no modification, amendment, or termination may be made to the 1996 Plan, without the consent of an optionee, if such modification, amendment, or termination will affect the rights of the optionee under an Option previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     The 1996 Plan is not qualified under Section 401(a) of the Code. The following description, which is based on existing laws, sets forth generally certain of the federal income tax consequences of the Options under the 1996 Plan. This description may differ from the actual tax consequences of participation in the 1996 Plan.

     An employee receiving an Option will not recognize taxable income upon the grant of the Option, nor will the Company be entitled to any deduction on account of such grant. In the case of Non-Qualified Stock Options, the optionee will recognize ordinary income upon the exercise of the Non-Qualified Stock Option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. When the optionee disposes of the shares acquired upon exercise of the Non-Qualified Stock Option, the employee will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in his income when the Option was exercised. Such gain will be long-term or short-term depending upon whether the shares were held for more or less than one year after the date of exercise.

     Incentive Stock Options granted under the 1996 Plan are intended to qualify as incentive stock options under Section 422 of the Code. A purchase of shares upon exercise of an Incentive Stock Option will not result in recognition of income at that time. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference. This tax preference will be included in the optionee's computation of his alternative minimum tax.

     If the optionee does not dispose of the shares issued to him upon the exercise of an Incentive Stock Option within one year of such issuance or within two years from the date of the grant of such Option, whichever is later, then any gain or loss realized by the optionee on a later sale or exchange of such shares generally will be a long-term capital gain or a long-term capital loss. If the optionee sells the shares during such period, the sale will be referred to as a 'disqualifying disposition.' In that event, the optionee will recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such Option or the amount realized from the sale exceeded the amount the optionee paid for such shares. Any additional gain realized generally will be capital gain, which will be long-term or short-term depending on the holding period for the shares. If the optionee disposes of the shares by gift during such period, the transfer will be treated as a disqualifying disposition subject to the rules described herein.

     If the purchase price due upon exercise of an Option is paid with shares of the Company's Common Stock already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Stock Option is made with shares acquired upon exercise of an Incentive Stock Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be treated as a 'disqualifying disposition' of the shares used for payment subject to the rules described herein.

     The Company will be entitled to a tax deduction in connection with an Option under the 1996 Plan only in an amount equal to the ordinary income realized by the optionee and at the time such optionee recognizes such income, provided that applicable tax withholding requirements are met. The federal, state, and local income tax consequences to any particular taxpayer will depend upon his individual circumstances. In addition, various tax legislative proposals are introduced in the Congress from time to time, and it is not possible to predict which of the various proposals introduced will be enacted into law, the form in which they finally may be enacted, the effective dates thereof or the effect thereof on the tax consequences of participation in the 1996 Plan.

VOTE REQUIRED

     Approval of the 1996 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Prior Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention from voting will therefore have the practical effect of voting against approval of the 1996 Plan because it does not represent a vote for approval. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment and will have no effect on the vote. The Board of Directors recommends a vote FOR the approval of the 1996 Plan.

               APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company adopted the 1996 Employee Stock Purchase Plan (the 'Stock Purchase Plan') as of April 17, 1996, subject to stockholder approval. The purpose of the Stock Purchase Plan is to provide eligible employees with an opportunity to acquire or increase their proprietary interest in the Company through the purchase of the Company's non-voting Common Stock at a discount from current market prices. The Stock Purchase Plan is intended to meet the requirements of Section 423 of the Code.

     The total number of shares of the Company's Common Stock that are available for issuance under the Stock Purchase Plan is 150,000 shares. Appropriate adjustments in the number or kind of shares reserved for sale under the Stock Purchase Plan are provided for in the event of a stock split, stock dividend, share combination or spin-off and certain other types of corporate transactions involving the Company, including mergers, consolidations, reorganizations, and reclassifications.

     The Stock Purchase Plan will be administered by a committee of at least three persons appointed by the Company's Board of Directors. The committee is authorized to adopt rules and regulations from time to time for carrying out the provisions of the Stock Purchase Plan. Any interpretation or construction of any provision of the Stock Purchase Plan by the committee is final and conclusive as to all persons absent contrary action by the Board of Directors. Any interpretation or construction of any provision of the Stock Purchase Plan by the Board of Directors is final and conclusive as to all persons. The Compensation Committee of the Board of Directors will initially administer the Stock Purchase Plan.

     Full-time employees of the Company or any subsidiary of the Company who have completed one month of employment prior to the beginning of an enrollment period are eligible to participate in the Stock Purchase Plan. An otherwise eligible employee may not purchase shares under the Stock Purchase Plan if exercising the right to purchase shares of the Company's Common Stock: (i) would cause the employee to own shares of the Company's Common Stock that possess 5% or more of the total combined voting power or value of all classes of the Company's stock or any subsidiary of the Company; or (ii) would cause the employee to have purchase rights under all stock purchase plans of the Company or any subsidiary of the Company that meet the requirements of Section 423 of the Code that accrue at a rate that exceeds $25,000 of fair market value of the Common Stock of the Company or any subsidiary of the Company for each calendar year in which such right is outstanding. Termination of employment for any reason constitutes an automatic withdrawal from the Stock Purchase Plan.

     The Stock Purchase Plan provides for semi-annual subscription periods extending from January 1 through June 30 or from July 1 through December 31, respectively, beginning on July 1, 1996 and ending on June 30, 2006. Enrollment for participation in the Stock Purchase Plan shall take place during the month preceding each subscription period, which is either the period from December 1 through December 31 or the period from June 1 through June 30 of each year.

     Payroll deduction is the only payment method available for the purchase of Common Stock under the Stock Purchase Plan. Employees may invest a maximum of 10% of their base pay towards the purchase of Common Stock in any subscription period. At a minimum, an employee must authorize a payroll deduction sufficient to enable such employee to purchase at least ten shares of the Company's Common Stock in any subscription period.

     Subscriptions received under the Stock Purchase Plan during each subscription period will be held by the Company in a plan account maintained for each employee. At the end of each subscription period, the amount contained in the employee's plan account will be divided by the subscription price for the applicable subscription period, and the employee's plan account will be credited with the resulting number of whole shares. The subscription price for any subscription period will be equal to the lesser of 90% of the closing price of the Common Stock as reported on the last trading day before the first day of the enrollment period with respect to such subscription period or 90% of the closing price of the Common Stock as reported on the last trading day of such subscription period; provided that the subscription price will never be less than $.01 per share.

     No employee may assign his rights under the Stock Purchase Plan. An employee may transfer rights under the Stock Purchase Plan only by will or by the laws of descent and distribution, and such subscription rights shall be exercisable, during an employee's lifetime, only by the employee.

     Upon the discontinuance of an employee's employment with the Company or a subsidiary of the Company or an employee's withdrawal from the Stock Purchase Plan, the amount of any cash credited to the employee's Stock Purchase Plan account for the current subscription period will be refunded by the Company to the employee without interest. Withdrawal by an officer subject to Section 16 of the Exchange Act, except for withdrawal because of the discontinuance of an officer's employment with the Company or a subsidiary of the Company, will become effective only at the end of a subscription period. No further payroll deductions will be made with respect to employees who have withdrawn from the Stock Purchase Plan. An employee's withdrawal from the Stock Purchase Plan does not affect such employee's eligibility to participate in the Stock Purchase Plan during succeeding subscription periods. A retiring employee or a beneficiary of a participating employee upon the death of such employee may elect to purchase the appropriate number of whole shares of Common Stock using the date of retirement or death as though it were the last day of a subscription period.

AMENDMENT AND TERMINATION

     The Stock Purchase Plan will remain in effect until June 30, 2006 or until all shares available for purchase are purchased under the Stock Purchase Plan. The Board of Directors of the Company has the right to terminate the Stock Purchase Plan at any time without notice, as long as no participant's existing rights are adversely affected thereby. Without stockholder approval, no amendments may be made to the Stock Purchase Plan to: (i) increase materially the benefits accruing to participants under the Stock Purchase Plan; (ii) increase the total number of shares of Common Stock subject to the Stock Purchase Plan; (iii) change the formula by which the price at which the shares of Common Stock shall be sold is determined; or (iv) change the class of employees eligible to participate in the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify under the provisions of
Section 423 of the Code. No income will be realized for federal income tax purposes by a participant upon the purchase of shares under the Stock Purchase Plan. For participants who do not dispose of their shares within two years after the date on which the right to purchase was granted nor within one year after their shares were purchased, the gain on sale of the shares following the end of the required holding period (or their increase in value in the event of death prior to sale) will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) an amount equal to the difference between the fair market value of the shares on the date of grant and 90% of such value on such date or (ii) an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount paid for such shares under the Stock Purchase Plan. Any additional gain will be treated as long-term capital gain assuming the shares are capital assets in the participant's hands. If a participant is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any deduction for federal income tax purposes with respect thereto. For participants who dispose of their shares within two years after the date of grant or within one year after their shares were purchased, the gain on the sale of the shares will, under the present provisions of the Code, be taxed as ordinary income to the extent of the difference between the purchase price of the shares and the fair market value of the shares on the purchase date and such difference will be deductible by the Company for federal income tax purposes. Any additional gain will be treated as long-term or short-term capital gain, depending on whether the shares have been held for more or less than one year from the date they were purchased.

VOTE REQUIRED

     Approval of the Stock Purchase Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Prior Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention from voting will therefore have the practical effect of voting against approval of the Stock Purchase Plan because it represents one fewer vote for approval. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the Stock Purchase Plan and will have no effect on the vote. The Board of Directors recommends a vote FOR the approval of the Stock Purchase Plan.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for the 1997 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Danboro, Pennsylvania, not later than December 30, 1996.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                    By Order of the Board of Directors,

                                            Kenneth A. Swanstrom
                                            Chairman of the Board

April 29, 1996

                                   EXHIBIT A

     Article IV of the Certificate of Incorporation of Penn Engineering & Manufacturing Corp. (the 'Corporation') is hereby amended and restated in its entirety to provide as follows:

          The total number of shares of stock which the Corporation shall have the authority to issue is 23,000,000 shares consisting of (i) 20,000,000 shares of Common Stock (the 'Common Stock'), par value $.01 per share, and
     (ii) 3,000,000 shares of Class A Common Stock (the 'Class A Common Stock'), par value $.01 per share. Upon a Certificate of Amendment of Certificate of Incorporation becoming effective (the 'Effective Time') pursuant to the General Corporation Law of the State of Delaware (the 'DGCL'), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Common Stock, par value $1.00 per share (the 'Prior Common Stock'), then issued, including shares held in the treasury of the Corporation, shall be automatically reclassified, changed and converted into one fully paid and non-assessable share of Class A Common Stock, par value $.01 per share. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Prior Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class A Common Stock equal to the number of shares of the Prior Common Stock represented by such certificate prior to the Effective Time. For purposes of Article IX of this Certificate of Incorporation, the term 'Common Stock' as used in Article IX shall be deemed to refer to the Class A Common Stock.

          The Common Stock and Class A Common Stock are hereinafter collectively referred to as the 'Common Stocks.' The designations and powers, preferences and rights, and the qualifications, limitations on restrictions thereof, of the above classes of stock shall be as follows:

          (a) Rights. Except as otherwise required by law or as otherwise provided in this Article IV, each share of Common Stock and each share of Class A Common Stock shall have identical powers, preferences, qualifications, limitations, and other rights.

          (b) Dividends. Subject to all of the rights of any class of stock authorized after the effective date of this provision of Article IV ranking senior to the Common Stocks as to dividends, dividends may be paid upon the Common Stock and the Class A Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. If and when dividends on the Common Stock and the Class A Common Stock are declared and payable from time to time by the Board of Directors whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Common Stock and the holders of the Class A Common Stock shall be entitled to share equally, on a per share basis, in such dividends, except that (1) a dividend or distribution in cash or property on a share of Common Stock may be greater than any dividend or distribution in cash or property on a share of Class A Common Stock, and (2) dividends or other distributions payable on the Common Stocks in shares of any authorized class or series of capital stock of the Corporation may be made (i) in shares of Common Stock to the holders of Common Stock and in shares of Class A Common Stock to the holders of Class A Common Stock, (ii) in shares of Common Stock to the holders of Common Stock and to the holders of Class A Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of the Common Stocks.

          (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class of stock authorized after the effective date of this provision of Article IV ranking senior to the Common Stocks as to rights upon liquidation shall have been paid in full the amount to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been set aside for the benefit of the holders of such stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of both classes of the Common Stocks.

          (d) Merger and Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Common Stock and of Class A Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation.

        (e)  Voting.

                (1) Except as otherwise expressly provided with respect to any other class of stock and except as otherwise may be required by law or this Article IV, the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held. Except as expressly provided in this Article IV and except as otherwise required by law, the Common Stock shall have no voting rights. There shall be no cumulative voting rights in the election of directors.

                (2) The Common Stock shall be entitled to vote separately as a class only with respect to (i) proposals to change the par value of the Common Stock, (ii) other amendments to this Article IV that alter or change the powers, preferences or special rights of the Common Stock as to affect them adversely, and (iii) such other matters as may require class voting under the DGCL.

                (3) The number of authorized shares of Common Stock and Class A Common Stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the Class A Common Stock.

          (f) Stock Splits. The Corporation may not split, divide, or combine the shares of either class of the Common Stocks unless, at the same time, the Corporation splits, divides, or combines, as the case may be, the shares of the other class of the Common Stocks in the same proportion and manner.

          (g) No Pre-emptive Rights. No stockholder of this Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

          (h)  Issuances and Repurchases of the Common Stocks.

                (1) The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations, or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

                (2) The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations, or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

        (i)  Convertibility

                (1) Neither the Common Stock nor the Class A Common Stock will be convertible into another class of common stock or any other security of the Corporation, except that in the event that a 'Change of Control' were to occur, (i) all the then issued shares of Common Stock will automatically convert into an equal number of shares of Class A Common Stock, and (ii) all rights, warrants, or options to purchase shares of Common Stock, or other securities convertible into shares of Common Stock, will be converted into similar rights, warrants, or options to purchase, or other securities convertible into, an equal number of shares of Class A Common Stock.

                (2) A Change in Control shall occur if:

                        (a) Any 'person' or 'group of persons' as such terms are
                   used in Section 13(d) and 14(d) of the Exchange Act, other than members of the Swanstrom Family (as defined herein), directly or indirectly purchases or otherwise becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities of the Corporation representing more than 50% of the combined voting power of all outstanding voting securities of the Corporation; or

                     (b) During any period of two consecutive years, the
                   individuals who at the beginning of such period constitute the Board of Directors (together with any new director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the members of the Board of Directors then in office;

                (3) The 'Swanstrom Family' shall include Kenneth A. Swanstrom, Daryl L. Swanstrom, any spouse or child of either of them, their respective descendants, heirs, estates, any trust or estate in which any of the foregoing persons has a beneficial interest, and any partnership, corporation, or other entity in which any of the foregoing persons has a controlling interest.

                                           Please mark your votes like     /X/
                                           this in blue or black ink



                                                                  WITHHOLD
                                                     FOR          AUTHORITY


1. Election of Class B Directors                     / /             / /
Nominees: Kenneth A. Swanstrom, Lewis W. Hull,
   Mark W. Simon


2. Election of Class A Director                      / /             / /
Nominee: Frank S. Hermance



INSTRUCTION: To withhold authority, write the name of the nominee(s) in the space provided:

                                                 FOR      AGAINST    ABSTAIN

3. Approval of Auditors                          / /        / /        / /
   Proposal to elect Deloitte & Touche LLP
   as the Company's auditors for 1996



4. Approval of the Amendment to the Company's    / /        / /        / /
   Certificate of Incorporation


5. Approval of the Company's  1996 Equity        / /        / /        / /
   Incentive Plan


6. Approval of the Company's  1996 Employee      / /        / /        / /
   Stock Purchase Plan


7. In their discretion the proxies are           / /        / /        / /
   authorized to vote upon such other
   matters as may properly come before
   the meeting and any adjournment,
   postponement or continuation thereof.


- --------------------------------------------------------------------------------









Please sign, date and return this proxy promptly in the enclosed postage paid envelope.



This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for Class B Directors set forth in proposal 1, FOR the nominee for Class A Director set forth in proposal 2, and FOR proposals 3, 4, 5 and 6.


 ................................................................................
                           Signature of Stockholder

 ................................................................................
                           Signature of Stockholder


Date: __________________________________________________________________ 1996


Note: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian, or corporate officer, please give your full title as such.


- --------------------------------------------------------------------------------


                    PENN ENGINEERING & MANUFACTURING CORP.
            Annual Meeting of Stockholders to be held May 22, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY

The undersigned hereby constitutes and appoints Kenneth A. Swanstrom and Thomas
M. Hyndman, Jr., and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Penn Engineering & Manufacturing Corp. (the 'Company') which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, Plant #2, Old Easton Road, Danboro, Pennsylvania, on Wednesday, May 22, 1996, at 2:00 P.M., and at any adjournment, postponement or continuation thereof, as follows:


                 (continued and to be signed on reverse side)